Exhibit 99.1

ZIOPHARM Elects George B. Abercrombie, former CEO of
Hoffmann-La Roche, to Board of Directors

-- Dr. Murray Brennan Named Chairman of Board --

NEW YORK, NY – April 6, 2010 - ZIOPHARM Oncology, Inc. (Nasdaq: ZIOP), announced today the appointment of George B. Abercrombie to its Board of Directors.  Mr. Abercrombie will serve as a member of the Board’s Compensation Committee as well as the Nominating and Corporate Governance Committee.  Additionally, Dr. Murray Brennan was elected Chairman of the Board.

Mr. Abercrombie most recently served as the President and Chief Executive Officer of Hoffmann-La Roche (Roche) North America and has more than 30 years experience in the pharmaceutical industry. He was responsible for Roche’s U.S. and Canadian Pharmaceuticals Business. Under Mr. Abercrombie’s leadership, the value of Roche’s U.S. business increased, achieving leading market share positions for key marketed products. In joining the ZIOPHARM board, George will also have the opportunity to continue his relationship with Dr. Larry Norton, a consultant partner to ZIOPHARM, with whom he worked closely at Roche and while Dr. Norton was the president of ASCO.  Prior to joining Hoffmann-La Roche Inc. in 2001, Mr. Abercrombie held the position of Senior Vice President, Commercial Operations at Glaxo Wellcome Inc. and prior to joining Glaxo, held progressively senior positions at Merck and Company in Merck’s Human Health Division in the United States.

During his distinguished career he has testified as an expert witness on numerous occasions in front of both Houses of the U.S. Congress. Mr. Abercrombie began his career as a pharmacist after receiving a bachelor’s degree in pharmacy from the University of North Carolina and earned his MBA from Harvard University. He has served on many boards and organizations throughout his career, including the PhRMA (Pharmaceutical Research and Manufacturers of America) Board of Directors, the Johns Hopkins School of Hygiene and the Public Health Advisory, Project Hope Board of Directors, and the Duke University Fuqua School of Business Health Sector Advisory Board, among others.

“Given George’s extensive knowledge and understanding of the development and commercialization of pharmaceutical products across a wide range of indications, including those for cancer-related therapies, he will be an invaluable addition to the ZIOPHARM team,” stated Dr. Murray Brennan, Chairman of the Board.  “ZIOPHARM will no doubt benefit from George’s wisdom and experience and we are extremely pleased to have him on board at this important transformational stage of the Company’s growth and development.”

“This is really an exciting time for ZIOPHARM and me. I am thrilled to be joining this team of enormously impressive professionals who are developing promising medicines to treat cancer,” commented Mr. Abercrombie.  “I look forward to contributing to ZIOPHARM’s success as we build value for patients, shareholders, and the healthcare system.”

About ZIOPHARM Oncology, Inc.:
ZIOPHARM Oncology is a biopharmaceutical company engaged in the development and commercialization of a diverse portfolio of cancer drugs. The Company is currently focused on three clinical programs.

Palifosfamide (ZymafosTM or ZIO-201) references a novel composition (tris formulation) that comprises the functional active metabolite of ifosfamide, a standard of care for treating sarcoma, lymphoma, testicular, and other cancers. Palifosfamide delivers only the cancer fighting component of ifosfamide. It is expected to overcome the resistance seen with ifosfamide and cyclophosphamide, two of the most commonly used DNA-alkylating drugs used to treat cancers. Palifosfamide does not have the toxic metabolites of ifosfamide that cause the debilitating side effects of “fuzzy brain” (encephalopathy) and severe bladder inflammation.  It may also have other advantages.  Intravenous palifosfamide is currently in a randomized Phase II trial to treat unresectable or metastatic soft tissue sarcoma in the front- and second-line setting with the Company having reported interim positive results in late 2009; a registration trial in the same setting is expected to initiate following U.S. Food and Drug Administration (FDA) review in the first half of this year. An oral form of palifosfamide has been developed preclinically to the investigational new drug application stage.

Darinaparsin (ZinaparTM or ZIO-101) is a novel mitochondrial-targeted agent (organic arsenic) being developed for the treatment of various hematologic and solid cancers. Preclinical and clinical studies to date have demonstrated that darinaparsin is considerably less toxic than inorganic arsenic, particularly with regard to cardiac toxicity. The Company has reported favorable results from a Phase II trial with IV-administered darinaparsin in lymphoma, particularly peripheral T-cell lymphoma (“PTCL”), at the American Society of Clinical Oncology (ASCO) in May of 2009 which would serve as the basis for ongoing clinical study in PTCL following regulatory review and available financial resources Phase I trials with the oral form are ongoing in both hematological malignancies and solid tumors.

Indibulin (ZybulinTM or ZIO-301) is a novel, oral tubulin binding agent that targets both mitosis and cancer cell migration. In addition, indibulin is expected to have several potential benefits, including oral dosing, application in multi-drug resistant tumors, no neuropathy and minimal overall toxicity. In multiple Phase I trials in cancer patients, oral indibulin has been administered both as a single agent and in combination with favorable activity and a promising safety profile that does not include the neurotoxicity seen with all of the other classes of tubulin binding agents. Most recently, results of oral indibulin in combination with oral capecitabine (Xeloda®) were presented at last year’s American Society of Clinical Oncology (ASCO) along with the preclinical findings of a novel dosing schedule conducted under the direction of Dr. Larry Norton; employing this dosage schedule, the Company expects to initiate a Phase I study early this year in breast cancer patients with the breast team at Memorial Sloan Kettering.

ZIOPHARM’s operations are located in Boston, MA with an executive office in New York City. Further information about ZIOPHARM may be found at www.ziopharm.com.

ZIOP-G

Forward-Looking Safe Harbor Statement:
This press release contains forward-looking statements for ZIOPHARM Oncology, Inc. that involve risks and uncertainties that could cause the Company's actual results to differ materially from the anticipated results and expectations expressed in these forward-looking statements. These statements are based on current expectations, forecasts and assumptions that are subject to risks and uncertainties, which could cause actual outcomes and results to differ materially from these statements. Among other things, there can be no assurance that any of the Company's development efforts relating to its product candidates will be successful, or such product candidates will be successfully commercialized. Other risks that affect forward-looking information contained in this press release include the possibility of being unable to obtain regulatory approval of the Company's product candidates, the risk that the results of clinical trials may not support the Company's claims, the risk that pre-clinical or clinical trials will proceed on schedules that are consistent with the Company’s current expectations or at all, risks related to the Company's ability to protect its intellectual property and its reliance on third parties to develop its product candidates, risks related to the sufficiency of existing capital reserves to fund continued operations for a particular amount of time and uncertainties regarding the Company’s ability to obtain additional financing to support its operations thereafter. The Company assumes no obligation to update these forward-looking statements, except as required by law.

Contacts:

Tyler Cook
ZIOPHARM Oncology, Inc.
617-259-1982
tcook@ziopharm.com

Media:
Dennis S. Dobson
(203) 258-0159
dsdobson@optonline.net